                                                                   1
                                                    OPPENHEIMER SPECIAL VALUE FUND
                                                             (the "Fund")

                                                                BY-LAWS
                                                 as amended through December 14, 2000

                                                               ARTICLE I

                                                             SHAREHOLDERS

         Section 1. Place of Meeting.  All meetings of the  Shareholders  (which terms as used herein  shall,  together  with all other
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terms  defined in the  Declaration  of Trust,  have the same meaning as in the  Declaration  of Trust)  shall be held at the  principal office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meting.

         Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any purpose or purposes may be called by the Chairman of
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the Board of Trustees,  if any, or by the  President or by the Board of Trustees and shall be called by the  Secretary  upon receipt of the  request in writing  signed by  Shareholders  holding not less than one third in amount of the entire  number of Shares  issued and outstanding  and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the  proposed  meeting.  In addition, meetings of the  Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing  signed by  Shareholders that hold in the aggregate not less than ten percent in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat, stating that the purpose of the proposed meeting is the removal of a Trustee.

         Section 3. Notice of Meetings of Shareholders.  Written or printed notice of every meeting of  Shareholders,  stating the time
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and place thereof (and the general nature of the business  proposed to be transacted at any special or  extraordinary  meeting),  shall be given to each  Shareholder  entitled  to vote at such  meeting  by  leaving  the same with  each  Shareholder  at the  Shareholder's residence or usual place of business or by mailing it, postage  prepaid and addressed to the  Shareholder's  address as it appears upon the books of the Fund. In lieu thereof,  such notice also may be delivered by such other means,  for example  electronic  delivery,  to the extent consistent with applicable laws.

         No notice of the time,  place or purpose of any  meeting  of  Shareholders  need be given to any  Shareholder  who  attends in person or by proxy or to any  Shareholder  who, in writing  executed and filed with the records of the meeting,  either before or after the holding thereof, waives such notice.

         Section 4. Record  Dates.  The Board of Trustees  may fix, in advance,  a record date for the  determination  of  Shareholders
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entitled  to notice of and to vote at any  meeting of  Shareholders  and  Shareholders  entitled  to receive  any  dividend  payment or allotment of rights,  as the case may be. Only  Shareholders  of record on such date and  entitled to receive such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make available a list of the names and addresses of all
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shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing  signed by not less than ten  Shareholders of the Trust (who have been such for at least six months)  holding in the  aggregate the lesser of (i) Shares valued at $25,000 or more at current offering price (as defined in the Trust's  Prospectus),  or (ii) one percent in amount of the entire number of shares of the
Trust issued and outstanding;  such request must state that such Shareholders  wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting  pursuant to Section 2 of Article I of these By-Laws and  accompanied  by a form of communication  to the  Shareholders.  The Board of Trustees  may, in its  discretion,  satisfy its  obligation  under this Section 5 by either making  available the  Shareholder  List to such  Shareholders  at the principal  offices of the Trust, or at the offices of the
Trust's transfer agent,  during regular business hours, or by mailing a copy of such Shareholders'  proposed  communication and form of request, at their expense, to all other Shareholders.

         Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or by proxy of the holders of record of more than 50% of
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the Shares of the stock of the Trust issued and  outstanding  and entitled to vote thereat,  shall  constitute a quorum at all meetings of the  Shareholders.  If at any meeting of the Shareholders  there shall be less than a quorum present,  the  Shareholders  present at such meeting may,  without  further  notice,  adjourn the same from time to time until a quorum shall attend,  but no business shall be transacted at any such adjourned  meeting except such as might have been lawfully  transacted had the meeting not been adjourned.  This
Section 6 may be altered,  amended or repealed only upon the  affirmative  vote of the holders of the majority of all the Shares of the
Trust at the time outstanding and entitled to vote.

         If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been  received,  any of the persons named as proxies or  attorneys-in-fact  may propose one or more  adjournments of the meeting to permit further  solicitation of proxies with respect to any proposal.  All such  adjournments  will require the affirmative  vote of a majority of the shares present in person or by proxy at the  session  of the  meeting to be  adjourned.  A vote may be taken on one or more of the  proposals  prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

         Section 7.  Adjournment of Meetings When Quorum  Present If a quorum is present but  sufficient  votes in favor of one or more
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proposals  have not been  received,  any of the  persons  named as proxies or  attorneys-in-fact  may  propose  and approve one or more adjournments  of the meeting to permit  further  solicitation  of proxies  with respect to any  proposal.  All such  adjournments  will require  the  affirmative  vote of a  majority  of the  shares  present  in  person or by proxy at the  session  of the  meeting  to be adjourned.  Prior to any such adjournment, any lawful business may be transacted.

         Section 8. Voting and  Inspectors.  At all meetings of  shareholders,  every  shareholder  of record  entitled to vote at such
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meeting shall be entitled to vote at such meeting  either in person of by proxy.  Proxies may be given by or on behalf of a Shareholder in writing or by electronic means, including by telephone, facsimile or via the Internet.

         All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except as otherwise  provided in the  Declaration  of Trust or in these
By-Laws or by specific  statutory  provision  superseding the restrictions and limitations  contained in the Declaration of Trust or in these By-Laws.

         At any  election of Trustees,  the Board of Trustees  prior  thereto  may, or, if they have not so acted,  the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Shares entitled to vote at such election  shall,  appoint two  inspectors of election who shall first  subscribe an oath or  affirmation  to execute  faithfully the duties of inspectors at such election with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares entitled to vote on such election or matter.

         Section 9. Conduct of Shareholders'  Meetings.  The meetings of the Shareholders shall be presided over by the Chairman of the
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Board of Trustees, if any, or if he shall not be present, by the President,  or if he shall not be present, by a Vice-President,  or if none of them is present,  by a chairman to be elected at the meeting.  The Secretary of the Trust,  if present,  shall act as Secretary of such meetings,  or if he is not present,  an Assistant  Secretary shall so act; if neither the Secretary nor an Assistant  Secretary is present, then the meeting shall elect its secretary.

         Section  10.  Concerning  Validity of  Proxies,  Ballots,  Etc. At every  meeting of the  Shareholders,  all proxies  shall be
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received and taken in charge of and all ballots shall be received and  canvassed by the secretary of the meeting,  who shall decide all questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or rejection of votes,  unless inspectors of election  shall have been  appointed as provided in Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                                              ARTICLE II

                                                           BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business  and property of the Trust shall be conducted  and managed by a Board of
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Trustees  consisting  of the number of initial  Trustees,  which  number may be increased or decreased as provided in Section 2 of this
Article.  Each Trustee shall,  except as otherwise  provided  herein,  hold office until the meeting of  Shareholders of the Trust next succeeding his election or until his successor is duly elected and qualifies. Trustees need not be Shareholders.

         Section 2. Increase or Decrease in Number of Trustees.  The Board of Trustees,  by the vote of a majority of the entire Board,
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may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the  vacancies  created by any such  increase in the number of Trustees  until the next annual  meeting or until their  successors  are duly elected and qualify;  the
Board of Trustees,  by the vote of a majority of the entire  Board,  may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee  shall not be  affected  by any such  decrease.  Vacancies  occurring  other than by reason of any such  increase  shall be filled as  provided  for a  Massachusetts  business  trust.  In the event  that  after the proxy material has been printed for a meeting of  Shareholders  at which  Trustees  are to be elected and any one or more  nominees  named in such proxy material dies or become  incapacitated,  the authorized  number of Trustees shall be automatically  reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

         Section  3.  Removal,  Resignation  and  Retirement.  A Trustee  at any time may be removed  either  with or without  cause by
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resolution  duly adopted by the  affirmative  votes of the holders of two-thirds  of the  outstanding  Shares of the Trust,  present in person or by proxy at any meeting of  Shareholders at which such vote may be taken,  provided that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees  provided that notice  thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the Trustees  whose removal is not proposed.  As used herein,  "for cause" shall mean any cause which under Massachusetts law would permit the removal of a
Trustee of a business trust.

         Any Trustee may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such  resignation  or  retirement  shall take  effect  upon such  delivery or upon such later date as is specified  in such  instrument  and shall be  effective  as to the Trust and each Series of the Trust  hereunder.  Notwithstanding  the foregoing,  any and all Trustees,  other than an Independent  Trustee who was a Trustee (whether or not Independent) on the date of the adoption of the Trust's  Retirement Plan for Non-Interested  Trustees or Directors,  shall be subject to the provisions with respect to mandatory retirement set forth in the Retirement Plan, as the same may be amended from time to time.

         Section 4. Place of Meeting.  The Trustees may hold their meetings,  have one or more offices, and keep the books of the Trust
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outside  Massachusetts,  at any  office  or  offices  of the Trust or at any  other  place as they may from time to time by  resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5. Regular  Meetings.  Regular  meetings of the Board of Trustees  shall be held at such time and on such  notice,  if
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any,  as the  Trustees  may from time to time  determine.  One such  regular  meeting  during  each  fiscal  year of the Trust shall be designated an annual meeting of the Board of Trustees.

         Section  6.  Special  Meetings.  Special  meetings  of the  Board of  Trustees  may be held from time to time upon call of the
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Chairman of the Board of Trustees,  if any, the  President or two or more of the Trustees,  by oral or  telegraphic  or written  notice duly  served on or sent or mailed to each  Trustee not less than one day before  such  meeting.  No notice need be given to any Trustee who attends in person,  or to any Trustee who in writing  executed and filed with the records of the meeting either before or after the holding thereof waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 7. Quorum.  One-third  of the Trustees  then in office  shall  constitute  a quorum for the  transaction  of business,
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provided  that a quorum  shall in no case be less than two  Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open  telephone  line, to the extent  permitted by the  Investment  Company Act of 1940 (the "1940  Act")),  a
majority of those  present may adjourn the meeting from time to time until a quorum shall have been  obtained.  The act of the majority of the  Trustees  present  at any  meeting  at which  there  is a quorum  shall be the act of the  Board,  except  as may be  otherwise specifically  provided by statute,  by the Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

         Section 8. Executive  Committee.  The Board of Trustees may, by the affirmative vote of a majority of the entire Board,  elect
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from the  Trustees an  Executive  Committee  to consist of such number of Trustees  (not less than three) as the Board may from time to time  determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change the members of such Committee and may fill  vacancies in the  Committee by election from the  Trustees.  When the Board of Trustees is not in session,  the Executive
Committee  shall have and may exercise any or all of the powers of the Board of Trustees in the  management of the business and affairs of the Trust  (including  the power to  authorize  the seal of the Trust to be affixed to all papers  which may  require  it) except as provided by law or by any  contract or  agreement  to which the Trust is a party and except the power to increase or decrease  the size of, or fill vacancies on, the Board, to remove or appoint executive  officers or to dissolve or change the permanent  membership of the
Executive  Committee,  and the power to make or amend the  By-Laws  of the  Trust.  The  Executive  Committee  may fix its own rules of procedure,  and may meet when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive  Committee,  the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 9. Other  Committees.  The Board of Trustees,  by the affirmative  vote of a majority of the entire Board, may appoint
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other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may  exercise,  to the extent  permitted by law, such powers as the Board may determine in the  resolution  appointing  them. A majority of all members of any such committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise provide.  The Board of Trustees shall have power at any time to change the members and, to the extent  permitted by law,  powers of any such committee, to fill vacancies, and to discharge any such committee.

         Section 10.  Informal  Action by and Telephone  Meetings of Trustees and  Committees.  Any action  required or permitted to be
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taken at any meeting of the Board of Trustees or any  committee  thereof may be taken without a meeting,  if a written  consent to such action is signed by all members of the Board,  or of such  committee,  as the case may be. Trustees or members of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

         Section 11.  Compensation  of  Trustees.  Trustees  shall be entitled to receive  such  compensation  from the Trust for their
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services as may from time to time be voted by the Board of Trustees.

         Section 12.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series may,  but need not be,  declared by
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specific resolution of the Board as to each dividend or distribution;  in lieu of such specific resolutions,  the Board may, by general resolution,  determine the method of computation  thereof,  the method of determining the  Shareholders of the Series to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                                              ARTICLE III

                                                               OFFICERS

         Section 1.  Executive  Officers.  The  executive  officers of the Trust may include a Chairman of the Board of  Trustees,  and
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shall include a President,  one or more Vice  Presidents  (the number  thereof to be determined by the Board of Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,  if any,  shall be selected from among the Trustees.  The Board of Trustees or the Executive Committee may also in its discretion appoint Assistant  Secretaries,  Assistant  Treasurers,  and other officers,  agents and employees,  who shall have such authority and perform such duties as the Board or the Executive Committee may determine.  The Board of Trustees may fill any vacancy which may occur in any office. Any two offices,  except those of President and Vice President,  may be held by the same person,  but no officer  shall  execute,  acknowledge  or verify any  instrument  in more than one  capacity,  if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office.  The term of office of all  officers  shall be until  their  respective  successors  are chosen and
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qualify;  however,  any  officer may be removed  from office at any time with or without  cause by the vote of a majority of the entire
Board of Trustees.

         Section 3. Powers and Duties.  The  officers  of the Trust  shall have such  powers and duties as  generally  pertain to their
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respective  offices,  as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive
Committee.

                                                              ARTICLE IV

                                                                SHARES

         Section 1.  Certificates  of Shares.  Each  Shareholder of any Series of the Trust may be issued a certificate or certificates
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for his Shares of that  Series,  in such form as the Board of Trustees may from time to time  prescribe,  but only if and to the extent and on the conditions described by the Board.

         Section 2. Transfer of Shares.  Shares of any Series shall be  transferable on the books of the Trust by the holder thereof in
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person or by his duly authorized  attorney or legal  representative,  upon surrender and cancellation of certificates,  if any, for the same number of Shares of that Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the  signature as the Trust or its agent may  reasonably  require;  in the case of shares not  represented  by certificates, the same or similar requirements may be imposed by the Board of Trustees.

         Section 3. Share Ledgers.  The share ledgers of the Trust,  containing the name and address of the Shareholders of each Series
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and the number of shares of that Series,  held by them  respectively,  shall be kept at the  principal  offices of the Trust or, if the
Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

         Section 4. Lost,  Stolen or  Destroyed  Certificates.  The Board of Trustees may  determine  the  conditions  upon which a new
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certificate  may be issued in place of a  certificate  which is alleged  to have been  lost,  stolen or  destroyed;  and may,  in their discretion,  require the owner of such certificate or his legal  representative  to give bond, with sufficient  surety to the Trust and the transfer  agent,  if any, to indemnify it and such  transfer  agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                                               ARTICLE V

                                                                 SEAL

         The Board of Trustees  shall  provide a suitable  seal of the Trust,  in such form and  bearing  such  inscriptions  as it may determine.

                                                              ARTICLE VI

                                                              FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                              ARTICLE VII

                                                         AMENDMENT OF BY-LAWS

         The By-Laws of the Trust may be altered,  amended,  added to or repealed by the Shareholders or by majority vote of the entire
Board of  Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

N1a/595/org/595AmendedByLaws(Feb02).doc